CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 6 of Registration Statement No. 333-104246 on Form N-6 of our report dated April 25, 2008, relating to the financial statements of each of the sub-accounts of RBC Variable Life Account A of Liberty Life Insurance Company, appearing in the Statement of Additional Information which is incorporated by reference in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Charlotte, North Carolina
April 25, 2008


CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 6 of Registration Statement No. 333-104246 on Form N-6 of our report dated April 25, 2008, related to the statutory-basis financial statements of Liberty Life Insurance Company (which report expresses an unqualified opinion on such statutory-basis financial statements; includes an explanatory paragraph that indicates that the financial statements were prepared in accordance with accounting practices prescribed or permitted by the South Carolina Department of Insurance, and such practices differ from accounting principles generally accepted in the United States of America; expresses an opinion that the financial statements are not fairly presented in conformity with accounting principles generally accepted in the United States of America; and includes an explanatory paragraph relating to the statutory merger that occurred in 2006), appearing in the Statement of Additional Information which is incorporated by reference in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Charlotte, North Carolina
April 25, 2008